   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996


                                                      REGISTRATION NO. 333-10569
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                            ------------------------

                        SUPERCONDUCTOR TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          3679                         77-0158076
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                            460 WARD DRIVE, SUITE F
                          SANTA BARBARA, CA 93111-2310
                                 (805) 683-7646
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                  DANIEL C. HU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SUPERCONDUCTOR TECHNOLOGIES INC.
                            460 WARD DRIVE, SUITE F
                          SANTA BARBARA, CA 93111-2310
                                 (805) 683-7646
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

               JOHN V. ROOS, ESQ.                            CARLOS A. FIERRO, ESQ.
            KATHLEEN B. BLOCH, ESQ.                          BAKER & BOTTS, L.L.P.
            TAMARA G. MATTISON, ESQ.                            2001 ROSS AVENUE
     WILSON SONSINI GOODRICH & ROSATI, P.C.                     DALLAS, TX 75201
               650 PAGE MILL ROAD                                (214) 953-6500
              PALO ALTO, CA 94304
                 (415) 493-9300

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]
---------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Amendment No. 4 to the Registration Statement is being filed solely for the purpose of filing Exhibit 1.1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discount, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                                 AMOUNT
                                                                                 TO BE
                                                                                  PAID
                                                                                --------
    SEC registration fee......................................................  $  5,899
    NASD filing fee...........................................................     2,211
    Nasdaq additional listing application fee.................................    17,500
    Printing and engraving expenses...........................................    70,000
    Legal fees and expenses...................................................   150,000
    Accounting fees and expenses..............................................    50,000
    Blue Sky qualification fees and expenses..................................    10,000
    Transfer agent and registrar fees.........................................    25,000
    Non-accountable underwriting expense allowance............................   150,000
    Miscellaneous fees........................................................    19,390
                                                                                --------
              Total...........................................................  $500,000
                                                                                ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").
Article 10 of the Registrant's Certificate of Incorporation, Article 10 of the Registrant's Restated Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors. Reference is also made to Section 8 of the Underwriting Agreement contained in Exhibit 1.1 hereto, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since August 1, 1993, the Registrant has issued and sold the following unregistered securities:

        (1) In March 1996, the Registrant issued 481 shares of Common Stock to Western Technology Investments pursuant to the exercise of warrants dated June 12, 1990 and May 17, 1991 at an exercise price of $7.00 per share.

        (2) In May 1996, the Registrant issued 866 shares of Common Stock to Silicon Valley Bancshares pursuant to the exercise of a warrant dated May 17, 1991 at an exercise price of $7.00 per share.

     The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Act as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------   ---------------------------------------------------------------------------------
        1.1   Form of Underwriting Agreement.
     (b)3.1   Amended and Restated Certificate of Incorporation of Registrant.
      **3.2   Amended and Restated Bylaws of Registrant.
     (a)4.1   Form of Registrant's Common Stock Certificate.
      **4.2   Form of Underwriter's Warrant.
      **5.1   Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
   (a)*10.1   Technology Agreement between the Registrant and Lockheed Corporation dated
              January 8, 1988.
    (a)10.2   Technical Information Exchange Agreement between the Registrant and Philips dated
              September 1989.
    (a)10.3   Standard Industrial Lease between the Registrant and UML Real Estate Partnership dated January 1, 1990; Sublease between Registrant and Consolidated Packaging
              Machinery Company dba Industrial Automation Corporation dated October 25, 1989.
    (a)10.4   Form of Consulting Agreement.
    (a)10.5   Form of Employee Proprietary Information Agreement.
    (a)10.6   Offer of Employment Letter to William D. Baker dated December 21, 1991.
    (a)10.7   Offer of Employment Letter to Gregory L. Hey-Shipton dated May 7, 1991, as amended.
    (a)10.8   1992 Director Option Plan.
    (a)10.9   Form of Indemnification Agreement.
   (a)10.10   License Agreement between the Registrant and the University of Arkansas dated
              April 9, 1992, as amended.
   (a)10.11   Loan and Security Agreement between the Registrant and Silicon Valley Bank dated
              May 17, 1991, as amended.
   (a)10.12   1992 Stock Option Plan.
   (a)10.13   Proprietary Information & Patents Inventions Agreement among the Registrant,
              E-Systems, Inc. and various other parties; Purchase Order dated October 10, 1991.
  (a)*10.14   Joint Venture Company (JVC) Agreement between the Registrant and Sunpower
              Incorporated dated April 2, 1992.
   (a)10.15   Government Contract issued to Registrant by the Defense Advanced Research
              Projects Agency through the Office of Naval Research dated September 4, 1991.
   (a)10.16   Offer of Employment Letter to Daniel Hu dated November 23, 1992.
  (b)*10.17   License Agreement between the Registrant and E.I. DuPont de Nemours and Company
              dated December 1992.
   (a)10.18   Note and Warrant Purchase Agreement dated December 28, 1992.
   (b)10.19   Form of Representative's Warrant Agreement.
  (c)*10.20   Superconductor Technologies Inc. Purchase Agreement.
   (d)10.21   Loan and Security Agreement between Registrant and Silicon Valley Bank dated
              August 26, 1994.
   (d)10.22   Form of Distribution Agreement.
   (d)10.23   Amended and Restated 1988 Stock Option Plan, as amended, with form of stock option agreement.
   (e)10.24   Amendment to Loan and Security Agreement between Registrant and Silicon Valley
              Bank dated June 27, 1995.
   **+10.25   Joint Venture Agreement between the Registrant and Alantac Technologies (S) Pte
              Ltd., dated May 20, 1996.
     **23.1   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
     **23.2   Consent of Price Waterhouse LLP (see page II-6).
     **24.1   Power of Attorney (See page II-5).


---------------
(a) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Reg. No. 33-56714).

(b) Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-56714).
(c) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1993.
(d) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1994.
(e) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
 * Confidential treatment has been previously granted for certain portions of these exhibits.
 ** Previously filed.

  + Confidential treatment has been requested.


     (b) Financial Statement Schedule

        Not Applicable

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, the Registrant's Amended and Restated Bylaws, the Registrant's indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 19th day of November, 1996.


                                          SUPERCONDUCTOR TECHNOLOGIES, INC.

                                          By:    /s/  JAMES G. EVANS, JR.

                                            ------------------------------------
                                                    James G. Evans, Jr.
                                              Vice President, Chief Financial
                                                           Officer
                                                       and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURES                              TITLE                      DATE
------------------------------------------  ------------------------------  ------------------
               DANIEL C. HU*                President and Chief Executive   November 19, 1996
------------------------------------------  Officer and Director
               Daniel C. Hu

      /s/  JAMES G. EVANS, JR.              Vice President, Chief           November 19, 1996
------------------------------------------  Financial Officer and
           James G. Evans, Jr.              Secretary

            GLENN E. PENISTEN*              Chairman of the Board           November 19, 1996
------------------------------------------
            Glenn E. Penisten

              E. RAY COTTEN*                Vice Chairman of the Board      November 19, 1996
------------------------------------------
              E. Ray Cotten

             ROBERT P. CAREN*               Director                        November 19, 1996
------------------------------------------
             Robert P. Caren

             CHARLES CROCKER*               Director                        November 19, 1996
------------------------------------------
             Charles Crocker

             DENNIS HOROWITZ*               Director                        November 19, 1996
------------------------------------------
             Dennis Horowitz

           J. ROBERT SCHRIEFFER*            Director                        November 19, 1996
------------------------------------------
           J. Robert Schrieffer

 *By:   /s/  JAMES G. EVANS, JR.
             James G. Evans, Jr.
             Attorney-in-Fact

                               INDEX TO EXHIBITS


                                                                                          SEQUENTIALLY
  EXHIBIT                                                                                   NUMBERED
  NUMBER                                        EXHIBITS                                      PAGE
-----------   ----------------------------------------------------------------------------
        1.1   Form of Underwriting Agreement.
     (b)3.1   Amended and Restated Certificate of Incorporation of Registrant.
      **3.2   Amended and Restated Bylaws of Registrant.
     (a)4.1   Form of Registrant's Common Stock Certificate.
      **4.2   Form of Underwriter's Warrant.
      **5.1   Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
   (a)*10.1   Technology Agreement between the Registrant and Lockheed Corporation dated
              January 8, 1988.
    (a)10.2   Technical Information Exchange Agreement between the Registrant and Philips dated September 1989.
    (a)10.3   Standard Industrial Lease between the Registrant and UML Real Estate
              Partnership dated January 1, 1990; Sublease between Registrant and
              Consolidated Packaging Machinery Company dba Industrial Automation
              Corporation dated October 25, 1989.
    (a)10.4   Form of Consulting Agreement.
    (a)10.5   Form of Employee Proprietary Information Agreement.
    (a)10.6   Offer of Employment Letter to William D. Baker dated December 21, 1991.
    (a)10.7   Offer of Employment Letter to Gregory L. Hey-Shipton dated May 7, 1991, as amended.
    (a)10.8   1992 Director Option Plan.
    (a)10.9   Form of Indemnification Agreement.
   (a)10.10   License Agreement between the Registrant and the University of Arkansas dated April 9, 1992, as amended.
   (a)10.11   Loan and Security Agreement between the Registrant and Silicon Valley Bank dated May 17, 1991, as amended.
   (a)10.12   1992 Stock Option Plan.
   (a)10.13   Proprietary Information & Patents Inventions Agreement among the Registrant,
              E-Systems, Inc. and various other parties; Purchase Order dated October 10,
              1991.
  (a)*10.14   Joint Venture Company (JVC) Agreement between the Registrant and Sunpower
              Incorporated dated April 2, 1992.
   (a)10.15   Government Contract issued to Registrant by the Defense Advanced Research
              Projects Agency through the Office of Naval Research dated September 4,
              1991.
   (a)10.16   Offer of Employment Letter to Daniel Hu dated November 23, 1992.
  (b)*10.17   License Agreement between the Registrant and E.I. DuPont de Nemours and
              Company dated December 1992.
   (a)10.18   Note and Warrant Purchase Agreement dated December 28, 1992.
   (b)10.19   Form of Representative's Warrant Agreement.
  (c)*10.20   Superconductor Technologies Inc. Purchase Agreement.
   (d)10.21   Loan and Security Agreement between Registrant and Silicon Valley Bank dated
              August 26, 1994.
   (d)10.22   Form of Distribution Agreement.
   (d)10.23   Amended and Restated 1988 Stock Option Plan, as amended, with form of stock option agreement.
   (e)10.24   Amendment to Loan and Security Agreement between Registrant and Silicon
              Valley Bank dated June 27, 1995.
    **10.25   Joint Venture Agreement between the Registrant and Alantac Technologies (S)
              Pte Ltd., dated May 20, 1996.
     **23.1   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
     **23.2   Consent of Price Waterhouse LLP (see page II-6).
     **24.1   Power of Attorney (See page II-5).

---------------

(a) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Reg. No. 33-56714).
(b) Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-56714).
(c) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1993.
(d) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1994.
(e) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
 * Confidential treatment has been previously granted for certain portions of these exhibits.
 ** Previously filed.

  + Confidential treatment requested.